EXHIBIT 10z.
RESTRICTED STOCK UNITS AGREEMENT
UNDER THE BRISTOL-MYERS SQUIBB COMPANY
2012 STOCK AWARD AND INCENTIVE PLAN

BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation (the “Company”), has granted to you the Restricted Stock Units (“RSUs”) specified in the Grant Summary located on the Stock Plan Administrator's website, which is incorporated into this Restricted Stock Units Agreement (the “Agreement”) and deemed to be a part hereof. The RSUs have been granted to you under Section 6(e) of the 2012 Stock Award and Incentive Plan (the “Plan”), on the terms and conditions specified in the Grant Summary and this Agreement. Capitalized terms used in this Agreement that are not specifically defined herein shall have the meanings ascribed to such terms in the Plan.

1.    RESTRICTED STOCK UNITS AWARD

The Compensation and Management Development Committee of the Board of Directors of Bristol-Myers Squibb Company (the “Committee”) has granted to you as of the Award Date an Award of RSUs as designated herein subject to the terms, conditions, and restrictions set forth in this Agreement and the Plan. Each RSU shall represent the conditional right to receive, upon settlement of the RSU, one share of Bristol-Myers Squibb Common Stock (“Common Stock”) or, at the discretion of the Company, the cash equivalent thereof (subject to any tax withholding as described in Section 4). The purpose of such Award is to motivate and retain you as an employee of the Company or a subsidiary of the Company, to encourage you to continue to give your best efforts for the Company’s future success, and to increase your proprietary interest in the Company. Except as may be required by law, you are not required to make any payment (other than payments for taxes pursuant to Section 4 hereof) or provide any consideration other than the rendering of future services to the Company or a subsidiary of the Company.

2.    RESTRICTIONS, FORFEITURES, AND SETTLEMENT

Except as otherwise provided in this Section 2, each RSU shall be subject to the restrictions and conditions set forth herein during the period from the Award Date until the date such RSU has become vested and non-forfeitable such that there are no longer any RSUs that may become potentially vested and non-forfeitable (the “Restricted Period”). Vesting of the RSUs is conditioned upon you remaining continuously employed by the Company or a subsidiary of the Company from the Award Date until the relevant vesting date, subject to the provisions of this Section 2. Assuming satisfaction of such employment conditions, the RSUs will become vested and non-forfeitable as follows: one-third on the third anniversary of the Award Date; an additional one-third on the fourth anniversary of the Award Date; and the final one-third on the fifth anniversary of the Award Date (each, a “Vesting Date”).

(a)
Nontransferability. During the Restricted Period and any further period prior to settlement of your RSUs, you may not sell, transfer, pledge or assign any of the RSUs or your rights relating thereto. If you attempt to assign your rights under this Agreement in violation of the provisions herein, the Company’s obligation to settle RSUs or otherwise make payments shall terminate.

(b)
Time of Settlement. RSUs shall be settled promptly upon expiration of the Restricted Period without forfeiture of the RSUs (i.e., upon vesting), but in any event within 60 days after expiration of the Restricted Period, by delivery of one share of Common Stock for each RSU being settled, or, at the discretion of the Company, the cash equivalent thereof; provided, however, that settlement of an RSU shall be subject to Plan Section 11(k), including if applicable the six-month delay rule in Plan Sections 11(k)(i)(C)(2) and 11(k)(i)(G); provided further, that no dividend or dividend equivalents will be paid, accrued or accumulated in respect of the period during which settlement was delayed. (Note: This rule may apply to any portion of the RSUs that vest after the time you become Retirement eligible under the Plan, and could apply in other cases as well). Settlement of RSUs which directly or indirectly result from adjustments to RSUs shall occur at the time of settlement of, and subject to the restrictions and conditions that apply to, the granted RSUs. Settlement of cash amounts which directly or indirectly result from adjustments to RSUs shall be included as part of your regular payroll payment as soon as administratively practicable after the settlement date for the underlying RSUs, and subject to the restrictions and conditions that apply to, the granted RSUs. Until shares are delivered to you in settlement of RSUs, you shall have none of the rights of a stockholder of the Company with respect to the shares issuable in settlement of the RSUs, including the right to vote the shares and receive actual dividends and other distributions on the underlying shares of Common Stock. Shares of stock issuable in settlement of RSUs shall be delivered to you upon settlement in certificated form or in such other manner as the Company may reasonably determine. At that time, you will have all of the rights of a stockholder of the Company.

(c)
Retirement and Death. In the event of your Retirement (as that term is defined in the Plan; however, if you attain age 65 before Retirement, 100% of your RSUs held for at least one year will have vested prior to Retirement) or your death while employed by the Company prior to the end of the Restricted Period, you, or your estate, shall be deemed vested and entitled to settlement of (i.e., the Restricted Period shall expire with respect to) a proportionate number of the total number of RSUs granted (taking into account RSUs previously vested), provided that you have been continuously employed by the Company or a subsidiary of the Company for at least one year following the Award Date and your employment has not been terminated by the Company or a subsidiary of the Company for misconduct or other conduct deemed detrimental to the interests of the Company or a subsidiary of the Company. If you are only eligible for Retirement pursuant to Plan Section 2(x)(iii), and you are employed in the United States or Puerto Rico at the time of your Retirement, you shall be entitled to the pro rata vesting described in this Section 2(c) only if you execute and do not revoke a release in favor of the Company and its predecessors, successors, affiliates, subsidiaries, directors and employees in a form satisfactory to the Company; if you fail to execute or revoke the release, or your release fails to become effective and irrevocable within 60 days of the date your employment terminates, you shall forfeit any RSUs that are unvested as of the date your employment terminates. The formula for determining the proportionate number of your RSUs to become vested and non-forfeitable upon your Retirement or death is available by request from the Office of the Corporate Secretary at 345 Park Avenue, New York, New York 10154. RSUs that become vested and nonforfeitable under this Section 2(c) shall be distributed in accordance with Section 2(b) (i.e., within 60 days of the date of your death or Retirement). In the event of your becoming vested hereunder on account of death, or in the event of your death subsequent to your Retirement hereunder and prior to the delivery of shares in settlement of RSUs (not previously forfeited), shares in settlement of your RSUs shall be delivered to your estate, upon presentation to the Committee of letters testamentary or other documentation satisfactory to the Committee, and your estate shall succeed to any other rights provided hereunder in the event of your death.

(d)
Termination not for Misconduct/Detrimental Conduct. In the event your employment is terminated by the Company or a subsidiary of the Company for reasons other than misconduct or other conduct deemed detrimental to the interests of the Company or a subsidiary of the Company, and you are not eligible for Retirement, you shall be entitled to settlement of (i.e., the Restricted Period shall expire with respect to) a proportionate number of the total number of RSUs granted (taking into account RSUs previously vested), provided that you have been continuously employed by the Company or a subsidiary of the Company for at least one year following the Award Date. If you are not eligible for Retirement, and you are employed in the United States or Puerto Rico at the time of your termination, you shall be entitled to the pro rata vesting described in this Section 2(d) only if you execute and do not revoke a release in favor of the Company and its predecessors, successors, affiliates, subsidiaries, directors and employees in a form satisfactory to the Company; if you fail to execute or revoke the release, or your release fails to become effective and irrevocable within 60 days of the date your employment terminates, you shall forfeit any RSUs that are unvested as of the date your employment terminates. The formula for determining the proportionate number of RSUs you are entitled to under this Section 2(d) is available by request from the Office of the Corporate Secretary at 345 Park Avenue, New York, New York 10154.

(e)
Disability. In the event you become Disabled (as that term is defined below), for the period during which you continue to be deemed to be employed by the Company or a subsidiary (i.e., the period during which you receive Disability benefits), you will not be deemed to have terminated employment for purposes of the RSUs. However, no period of continued Disability shall continue beyond 29 months for purposes of the RSUs, at which time you will have considered to have separated from service in accordance with applicable laws as more fully provided for herein. Upon the termination of your receipt of Disability benefits, (i) you will not be deemed to have terminated employment if you return to employment status, and (ii) if you do not return to employment status or are considered to have separated from service as noted above, you will be deemed to have terminated employment at the date of cessation of payments to you under all disability pay plans of the Company and its subsidiaries (unless you are on an approved leave of absence per Section (i) herein), with such termination treated for purposes of the RSUs as a Retirement or death (as detailed in Section 2(c) herein), or voluntary termination (as detailed in Section 2(g) herein) based on your circumstances at the time of such termination. For purposes of this Agreement, “Disability” or “Disabled” shall mean qualifying for and receiving payments under a disability plan of the Company or any subsidiary or affiliate either in the United States or in a jurisdiction outside of the United States, and in jurisdictions outside of the United States shall also include qualifying for and receiving payments under a mandatory or universal disability plan or program managed or maintained by the government.

(f)
Qualifying Termination Following Change in Control. In the event your employment is terminated by reason of a Qualifying Termination during the Protected Period following a Change in Control, the Restricted Period and all remaining restrictions shall expire and the RSUs shall be deemed fully vested.

(g)
Other Termination of Employment. In the event of your voluntary termination (subject to Section 2(c)), or termination by the Company or a subsidiary for misconduct or other conduct deemed by the Company to be detrimental to the interests of the Company or a subsidiary of the Company, you shall forfeit all unvested RSUs on the date of termination.

(h)	Other Terms.

(i)
In the event that you fail promptly to pay or make satisfactory arrangements as to the Tax-Related Items as provided in Section 4, all RSUs subject to restriction shall be forfeited by you and shall be deemed to be reacquired by the Company.

(ii)	You may, at any time prior to the expiration of the Restricted Period, waive all rights with respect to all or some of the RSUs by delivering to the Company a written notice of such waiver.

(iii)
Termination of employment includes any event if immediately thereafter you are no longer an employee of the Company or any subsidiary of the Company, subject to Section 2(i) hereof. References in this Section 2 to employment by the Company include employment by a subsidiary of the Company. Termination of employment means an event after which you are no longer employed by the Company or any subsidiary of the Company. Such an event could include the disposition of a subsidiary or business unit by the Company or a subsidiary.

(iv)
Upon any termination of your employment, any RSUs as to which the Restricted Period has not expired at or before such termination shall be forfeited, subject to Sections 2(c)-(f) hereof. Other provisions of this Agreement notwithstanding, in no event will an RSU that has been forfeited thereafter vest or be settled.

(v)
In the event of termination of your employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), unless otherwise provided in this Agreement or determined by the Company, your right to vest in the RSUs under the Plan, if any, will terminate effective as of the date that you are no longer actively providing services and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of "garden leave" or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); the Company shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your RSUs (including whether you may still be considered to be providing services while on a leave of absence).

(vi)
You agree that the Company may recover any incentive-based compensation received by you under this Agreement if such recovery is pursuant to a clawback or recoupment policy approved by the Committee, even if approved subsequent to the date of this Agreement.

(i)	The following events shall not be deemed a termination of employment:

(i)	A transfer of you from the Company to a subsidiary, or vice versa, or from one subsidiary to another; and

(ii)	A leave of absence from which you return to active service for any purpose approved by the Company or a subsidiary in writing.

Any failure to return to active service with the Company or a subsidiary at the end of an approved leave of absence as described herein shall be deemed a voluntary termination of employment effective on the date the approved leave of absence ends, subject to applicable law and any RSUs that are unvested as of the date your employment terminates shall be forfeited subject to Section 2(c). During a leave of absence as provided for in (ii) above, although you will be considered to have been continuously employed by the Company or a subsidiary and not to have had a termination of employment under this Section 2, the Committee may specify that such leave of absence period approved for your personal reasons (and provided for by any applicable law) shall not be counted in determining the period of employment for purposes of the vesting of the RSUs. In such case, the Vesting Dates for unvested RSUs shall be extended by the length of any such leave of absence.

(j)
As more fully provided for in the Plan, notwithstanding any provision herein, in any Award or in the Plan to the contrary, the terms of any Award shall be limited to those terms permitted under Code Section 409A including all applicable regulations and administrative guidance thereunder (“Section 409A”), and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A, but only to the extent such modification or limitation is permitted under Section 409A.

3.	NON-COMPETITION AND NON-SOLICITATION AGREEMENT AND COMPANY RIGHT TO INJUNCTIVE RELIEF, DAMAGES, RECISSION, FORFEITURE AND OTHER REMEDIES

You acknowledge that your continued employment with the Company or a subsidiary of the Company and/or the grant of RSUs pursuant to this Agreement is sufficient consideration for this Agreement, including, without limitation, all applicable restrictions imposed on you by this Section 3.

(a)
Confidentiality Obligations and Agreement. By accepting this Award Agreement, you agree and/or reaffirm the terms of all agreements related to treatment of Confidential Information that you signed at the inception of or during your employment, the terms of which are incorporated herein by reference. This includes, but is not limited to, use or disclosure of any BMS Confidential Information, Proprietary Information, or Trade Secrets to third parties. Confidential Information, Proprietary Information, and Trade secrets include, but are not limited to, any information gained in the course of your employment with the Company that is marked as confidential or could reasonably be expected to harm the Company if disclosed to third parties, including without limitation, any information that could reasonably be expected to aid a competitor or potential competitor in making inferences regarding the nature of the Company’s business activities, where such inferences could reasonably be expected to allow such competitor to compete more effectively with the Company. You agree that you will not remove or disclose Company Confidential Information, Proprietary Information or Trade Secrets. Unauthorized removal includes forwarding or downloading confidential information to personal email or other electronic media and/or copying the information to personal unencrypted thumb drives, cloud storage or drop box. Immediately upon termination of your employment for any reason, you will return to the Company all of the Company’s confidential and other business materials that you have or that are in your possession or control and all copies thereof, including all tangible embodiments thereof, whether in hard copy or electronic format and you shall not retain any versions thereof on any personal computer or any other media (e.g., flash drives, thumb drives, external hard drives and the like). Nothing in this paragraph or Agreement limits or prohibits your right to report potential violations of law , rules, or regulations to, or communicate with, cooperate with, testify before, or otherwise assist in an investigation or proceeding by, any government agency or entity, or engage in any other conduct that is required or protected by law or regulation, and you are not required to obtain the prior authorization of the Company to do so and are not required to notify the Company that you have done so.

(b)
Inventions. To the extent permitted by local law, you agree and/or reaffirm the terms of all agreements related to inventions that you signed at the inception of or during your employment, and agree to promptly disclose and assign to the Company all of your interest in any and all inventions, discoveries, improvements and business or marketing concepts related to the current or contemplated business or activities of the Company, and which are conceived or made by you, either alone or in conjunction with others, at any time or place during the period you are employed by the Company. Upon request of the Company, including after your termination, you agree to execute, at the Company’s expense, any and all applications, assignments, or other documents which the Company shall determine necessary to apply for and obtain letters patent to protect the Company’s interest in such inventions, discoveries, and improvements and to cooperate in good faith in any legal proceedings to protect the Company’s intellectual property.

(c)
Non-Competition, Non-Solicitation and Related Covenants. By accepting this Agreement, you agree to the restrictive covenants outlined in this section unless expressly prohibited by local law or as follows: The post-termination non-compete restrictions outlined in subparagraphs (i), (ii) and (v) of this Section 3(c) do not apply to employees who are, at the time of termination from employment by BMS, assigned to work for BMS resident full-time in the States of California or North Dakota, except that should said employee accept employment outside of California or North Dakota, all restrictions in Section 3(c), including, but not limited to, those pertaining to post-termination activities, shall be fully enforceable. There are no exemptions for any Award recipients (including employee residents of the States of California and North Dakota) regarding non-compete provisions while employed at the Company or from subparagraphs (iii), (iv) and (vi) of this Section 3(c) during the entire Non-Competition and Non-Solicitation Period.

Given the extent and nature of the confidential information that you have obtained or will obtain during the course of your employment with the Company or a subsidiary of the Company, it would be inevitable or, at the least, substantially probable that such confidential information would be disclosed or utilized by you should you obtain employment from, or otherwise become associated with, an entity or person that is engaged in a business or enterprise that directly competes with the Company. Even if not inevitable, it would be impossible or impracticable for the Company to monitor your strict compliance with your confidentiality obligations. Consequently, you agree that you will not, directly or indirectly:

(i)
during the Non-Competition and Non-Solicitation Period (as defined below), own or have any financial interest in a Competitive Business (as defined below), except that nothing in this clause shall prevent you from owning one per cent or less of the outstanding securities of any entity whose securities are traded on a U.S. national securities exchange (including NASDAQ) or an equivalent foreign exchange;

(ii)
during the Non-Competition and Non-Solicitation Period, whether or not for compensation, either on your own behalf or as an employee, officer, agent, consultant, director, owner, partner, joint venturer, shareholder, investor, or in any other capacity, be actively connected with a Competitive Business or otherwise advise or assist a Competitive Business with regard to any product, investigational compound, technology, service, line of business, department or business unit that competes with any product, technology, service, line of business, department or business unit with which you worked or about which you became familiar as a result of your employment with the Company or a subsidiary of the Company. Notwithstanding the foregoing, after your employment with the Company or a subsidiary of the Company terminates for any reason, you may be affiliated with a Competitive Business provided that your affiliation does not involve any product, investigational compound, technology or service, that competes with any product, investigational compound, technology or service with which you were involved within the last twelve months of your employment with the Company or a subsidiary of the Company, including any product, investigational compound, technology or service which the Company is developing and of which you had knowledge, and you and the Competing Business provide the Company written assurances of this fact prior to your commencing such affiliation;

(iii)
during the Non-Competition and Non-Solicitation Period, employ, solicit for employment, solicit, induce, encourage, or participate in soliciting, inducing or encouraging any Company employee who is employed by the Company or who was employed by the Company within the twelve months preceding the termination of your employment with the Company for any reason, to terminate or reduce his or her or its relationship with the Company or any of its affiliates, successors or assigns (the “Related Parties”);

(iv)
during the Non-Competition and Non-Solicitation Period, solicit, induce, encourage, or appropriate or attempt to solicit, divert or appropriate, by use of Confidential Information or otherwise, any existing or prospective customer, vendor or supplier of the Company or any Related Parties to terminate, cancel or otherwise reduce its relationship with the Company or any Related Parties;

(v)
during the Non-Competition and Non-Solicitation Period, contact, call upon or solicit any existing customer of the Company or its Related Parties, or prospective customer of the Company or its Related Parties, that you became aware of or was introduced to in the course of your duties for the Company or its Related Parties, or otherwise divert or take away from the Company or its Related Parties the business of any current or prospective customer of the Company or its Related Parties; or

(vi)
during the Non-Competition and Non-Solicitation Period, engage in any activity that is harmful to the interests of the Company or its Related Parties, including, without limitation, any conduct during the term of your employment that violates the Company’s Standards of Business Conduct and Ethics, securities trading policy and other policies.

(d)
Rescission, Forfeiture and Other Remedies. If the Company determines that you have violated any applicable provisions of Section 3(c) above during the Non-Competition and Non-Solicitation Period, in addition to injunctive relief and damages, you agree and covenant that:

(i)	any unvested portion of the RSUs shall be immediately rescinded;

(ii)	you shall automatically forfeit any rights you may have with respect to the RSUs as of the date of such determination;

(iii)
if any part of the RSUs vests within the twelve-month period immediately preceding a violation of Section 3(c) above (or following the date of any such violation), upon the Company’s demand, you shall immediately deliver to it a certificate or certificates for shares of the Company’s Common Stock that you acquired upon settlement of such RSUs (or an equivalent number of other shares); and

(iv)	the foregoing remedies set forth in this Section 3(d) shall not be the Company’s exclusive remedies. The Company reserves all other rights and remedies available to it at law or in equity.

(e)	Definitions. For purposes of this Agreement, the following definitions shall apply:

(i)
“Competitive Business” means any business that is engaged in or is about to become engaged in the development, production or sale of any product, process or service concerning the treatment of any disease, which product, process or service resembles or competes with any product, process or service that was sold by, or in development at, the Company or a subsidiary of the Company during your employment with the Company or a subsidiary of the Company.

(ii)
Because of the global nature of the Company’s business, it is agreed that the restrictions set forth above shall apply in the “Restricted Area,” defined as including without limitation the continent, country and the geographic regions where you worked in and were responsible for while employed by the Company or a subsidiary of the Company, and any other geographic area (country, province, state, city or other political subdivision) in which the Company or a subsidiary of the Company is engaged in business and/or is otherwise selling products or services at the time you ceased working for the Company or a subsidiary of the Company;

(A)
provided, however, that if a court of competent jurisdiction or other authority determines the foregoing geographic scope is unenforceable, the “Restricted Area” shall be defined as the continent, country and the geographic regions where you worked and were responsible for while employed by the Company or a subsidiary of the Company;

(B)
provided, however, that if a court of competent jurisdiction or other authority determines that the foregoing geographic scope is unenforceable, the “Restricted Area” shall be defined as the country in which you worked;

(C)
provided, however, that if a court of competent jurisdiction or other authority determines that the foregoing geographic scope is unenforceable, the “Restricted Area” shall be defined as the geographic regions that you serviced and were responsible for while employed by the Company or a subsidiary of the Company.

(iii)
The “Non-Competition and Non-Solicitation Period” shall be the period during which Employee is employed by the Company or a subsidiary of the Company and twelve (12) months after the end of Employee’s term of employment with and/or work for the Company or a subsidiary of the Company for any reason, (e.g., restriction applies regardless of the reason for termination and includes voluntary and involuntary termination) (hereinafter “Termination Date”);

(A)
provided, however, that if a court of competent jurisdiction or other authority determines that such period is unenforceable, the “Non-Competition and Non-Solicitation Period” shall be the period of your employment and an additional eleven (11) months after your employment Termination Date with the Company or a subsidiary of the Company for any reason;

(B)
provided, however, that if a court of competent jurisdiction or other authority determines that such period is unenforceable, the “Non-Competition and Non-Solicitation Period” shall be the period of your employment and an additional ten (10) months after your employment Termination Date with the Company or a subsidiary of the Company for any reason;

(C)
provided further, in the event that the Company or a subsidiary of the Company files an action to enforce rights arising out of this Agreement, the Non-Competition and Non-Solicitation Period shall be extended for all periods of time in which you are determined by the Court or other authority to have been in violation of the provisions of Section 3(c).

(f)
Severability. You acknowledge and agree that the period, scope and geographic areas of restriction imposed upon you by this Section 3 are fair and reasonable and are reasonably required for the protection of the Company. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired and this Agreement shall nevertheless continue to be valid and enforceable as though the invalid provisions were not part of this Agreement. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, illegal or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable to the maximum extent permissible under law and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision. You acknowledge and agree that your covenants under this Agreement are ancillary to your employment relationship with the Company or a subsidiary of the Company, but shall be independent of any other contractual relationship between you and the Company or a subsidiary of the Company. Consequently, the existence of any claim or cause of action that you may have against the Company or a subsidiary of the Company shall not constitute a defense to the enforcement of this Agreement by the Company or a subsidiary of the Company, nor an excuse for noncompliance with this Agreement.

(g)
Additional Remedies. You acknowledge and agree that any violation by you of this paragraph will cause irreparable harm to the Company and its Related Parties and the Company cannot be adequately compensated for such violation by damages. Accordingly, if you violate or threaten to violate this Agreement, then, in addition to any other rights or remedies that the Company may have in law or in equity, the Company shall be entitled, without the posting of a bond or other security, to obtain an injunction to stop or prevent such violation, including but not limited to obtaining a temporary or preliminary injunction from a Delaware court pursuant to Section 1(a) of the Mutual Arbitration Agreement and Section 14 of this

Agreement. You further agree that if the Company incurs legal fees or costs in enforcing this Agreement, you will reimburse the Company for such fees and costs.

(h)
Binding Obligations. These obligations shall be binding both upon you, your assigns, executors, administrators and legal representatives. At the inception of or during the course of your employment, you may have executed agreements that contain similar terms. Those agreements remain in full force and effect. In the event that there is a conflict between the terms of those agreements and this Agreement, this Agreement will control.

(i)
Enforcement. The Company retains discretion regarding whether or not to enforce the terms of the covenants contained in this Section 3 and its decision not to do so in your instance or anyone’s case shall not be considered a waiver of the Company’s right to do so.

(j)
Duty to Notify. During your employment with the Company and for a period of 12 months after your termination of employment from the Company, you shall communicate your obligations under this Agreement to each subsequent employer. In addition, you shall advise the Company of the name and address of your intended future employer, including the title of the position accepted with the subsequent employer. While employed at the Company, you are required to provide this information immediately upon acceptance of a position with a new employer. Once terminated from the Company, upon resignation from any subsequent employer. The Company shall have the right to advise any subsequent employer of your obligations hereunder.

4.    RESPONSIBILITY FOR TAXES

You acknowledge that, regardless of any action taken by the Company, any subsidiary or affiliate of the Company, including your employer (“Employer”), the ultimate liability for all income tax (including federal, state, local and non-U.S. taxes), social security, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or deemed by the Company or the Employer to be an appropriate charge to you even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company, any subsidiary or affiliate and/or the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including the grant of the RSUs, the vesting of RSUs, the conversion of the RSUs into shares of Common Stock or the receipt of an equivalent cash payment, the subsequent sale of any shares of Common Stock acquired at settlement and the receipt of any dividends; and, (b) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable event, you agree to make adequate arrangements satisfactory to the Company or the Employer to satisfy all Tax-Related Items. In this regard, by your acceptance of the RSUs, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)	withholding from your wages or other cash compensation paid to you by the Company and/or the Employer; or

(b)
withholding from proceeds of the sale of shares of Common Stock acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); or

(c)	withholding in shares of Common Stock to be issued upon settlement of the RSUs;

provided, however, if you are a Section 16 officer of the Company under the Exchange Act, then the Company will withhold shares of Common Stock upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (a) and (b) above.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested RSUs, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.

Finally, you agree to pay to the Company or the Employer, including through withholding from your wages or other cash compensation paid to you by the Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock, if you fail to comply with your obligations in connection with the Tax-Related Items.

Notwithstanding anything in this Section 4 to the contrary, to avoid a prohibited acceleration under Section 409A, if shares of Common Stock subject to RSUs will be sold on your behalf (or withheld) to satisfy any Tax-Related Items arising prior to the date of settlement of the RSUs, then to the extent that any portion of the RSUs that is considered nonqualified deferred compensation subject to Section 409A, then the number of such shares sold on your behalf (or withheld) shall not exceed the number of shares that equals the liability for Tax-Related Items with respect to such shares.

5.    DIVIDENDS AND ADJUSTMENTS

(a)	Dividends or dividend equivalents are not paid, accrued or accumulated on RSUs during the Restricted Period, except as provided in Section 5(b).

(b)
The number of your RSUs and/or other related terms shall be appropriately adjusted, in order to prevent dilution or enlargement of your rights with respect to RSUs, to reflect any changes in the outstanding shares of Common Stock resulting from any event referred to in Plan Section 11(c) or any other “equity restructuring” as defined in FASB ASC Topic 718.

6.    EFFECT ON OTHER BENEFITS

In no event shall the value, at any time, of the RSUs or any other payment under this Agreement be included as compensation or earnings for purposes of any other compensation, retirement, or benefit plan offered to employees of the Company or any subsidiary of the Company unless otherwise specifically provided for in such plan. The RSUs and the underlying shares of Common Stock (or their cash equivalent), and the income and value of the same, are not part of normal or expected compensation or salary for any purposes including, but not limited to, calculation of any severance, resignation, termination, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits, or similar payments.

7.    ACKNOWLEDGMENT OF NATURE OF PLAN AND RSUs

In accepting the RSUs, you acknowledge, understand and agree that:

(a)	The Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)
The Award of RSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs even if RSUs have been awarded in the past;

(c)	All decisions with respect to future awards of RSUs or other awards, if any, will be at the sole discretion of the Company;

(d)	Your participation in the Plan is voluntary;

(e)	The RSUs and the Common Stock subject to the RSUs are not intended to replace any pension rights or compensation;

(f)
Unless otherwise agreed with the Company, the RSUs and the shares of Common Stock subject to the RSUs, and the income and value of the same, are not granted as consideration for, or in connection with, the service you may provide as a director of a subsidiary or an affiliate of the Company;

(g)	The future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;

(h)
No claim or entitlement to compensation or damages arises from the forfeiture of RSUs, resulting from termination of your employment or other service relationship with the Company, or any of its subsidiaries or affiliates or the Employer (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and in consideration of the grant of the RSUs to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, any of its subsidiaries or affiliates or the Employer, waive your ability, if any, to bring such claim, and release the Company, any subsidiary or affiliate and/or the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(i)
Unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and

(j)
The following provisions apply only if you are providing services outside the United States: (i) the Award and the shares of Common Stock subject to the RSUs are not part of normal or expected compensation or salary for any purpose; and (ii) neither the Company, the Employer nor any subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to you pursuant to the settlement of the RSUs or the subsequent sale of any shares of Common Stock acquired upon settlement.

8.    NO ADVICE REGARDING GRANT

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the underlying shares of Common Stock. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

9.    RIGHT TO CONTINUED EMPLOYMENT

Nothing in the Plan or this Agreement shall confer on you any right to continue in the employ of the Company or any subsidiary or affiliate of the Company or any specific position or level of employment with the Company or any subsidiary or affiliate of the Company or affect in any way the right of the Company or any subsidiary or affiliate of the Company to terminate your employment without prior notice at any time for any reason or no reason.

10.    ADMINISTRATION; UNFUNDED OBLIGATIONS

The Committee shall have full authority and discretion, subject only to the express terms of the Plan, to decide all matters relating to the administration and interpretation of the Plan and this Agreement, and all such Committee determinations shall be final, conclusive, and binding upon the Company, any subsidiary or affiliate, you, and all interested parties. Any provision for distribution in settlement of your RSUs and other obligations hereunder shall be by means of bookkeeping entries on the books of the Company and shall not create in you or any beneficiary any right to, or claim against any, specific assets of the Company, nor result in the creation of any trust or escrow account for you or any beneficiary. You and any of your beneficiaries entitled to any settlement or distribution hereunder shall be a general creditor of the Company.

11.    DEEMED ACCEPTANCE

You are required to accept the terms and conditions set forth in this Agreement prior to the first vest date in order for you to receive the Award granted to you hereunder. If you wish to decline this Award, you must reject this Agreement prior to the first vest date. For your benefit, if you have not rejected the Agreement prior to the first vest date, you will be deemed to have automatically accepted this Award and all the terms and conditions set forth in this Agreement. Deemed acceptance will allow the shares to be released to you in a timely manner and once released, you waive any right to assert that you have not accepted the terms hereof.

12.    AMENDMENT TO PLAN

This Agreement shall be subject to the terms of the Plan, as amended from time to time, except that, subject to Sections 20, 22 and 24, and the provisions of the Addendum hereto, the Award which is the subject of this Agreement may not be materially adversely affected by any amendment or termination of the Plan approved after the Award Date without your written consent.

13.     SEVERABILITY AND VALIDITY

The various provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

14.    GOVERNING LAW, JURISDICTION AND VENUE

This Agreement and Award grant shall be governed by the substantive laws (but not the choice of law rules) of the State of Delaware. The forum in which disputes arising under this RSU grant and Agreement shall be decided depends on whether you are subject to the Mutual Arbitration Agreement.

(a)    If you are subject to the Mutual Arbitration Agreement, any dispute that arises under this RSU grant or Agreement shall be governed by the Mutual Arbitration Agreement. Any application to a court under Section 1(a) of the Mutual Arbitration Agreement for temporary or preliminary injunctive relief in aid of arbitration or for the maintenance of the status quo pending arbitration shall exclusively be brought and conducted in the courts of Wilmington, Delaware, or the federal courts for the United States District Court for the District of Delaware, and no other courts where this RSU grant is made and/or performed. The parties hereby submit to and consent to the jurisdiction of the State of Delaware for purposes of any such application for injunctive relief.

(b)    If you are not subject to the Mutual Arbitration Agreement, this Agreement and Award grant shall be governed by the substantive laws (but not the choice of law rules) of the State of Delaware. For purposes of litigating any dispute that arises under this RSU grant or Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, agree that such litigation shall exclusively be conducted in the courts of Wilmington, Delaware, or the federal courts for the United States District Court for the District of Delaware, and no other courts where this RSU grant is made and/or performed.

15.    SUCCESSORS

This Agreement shall be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties.

16.    DATA PRIVACY

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement by and among, as applicable, the Employer, the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company, any subsidiary and/or the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in your favor (“Data”), for the purpose of implementing, administering and managing the Plan.

You understand that Data may be transferred to Fidelity, or such other stock plan service provider as may be selected by the Company in the future, which assists in the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipient's country (e.g. the United States) may have different data privacy laws and protections than your country. In this case, appropriate safeguards will be taken by the Company to ensure that your Data is processed with an adequate level of protection and in compliance with applicable local laws and regulation (especially through contractual clauses like European Model Clauses for European countries). You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, Fidelity and other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the shares of Common Stock received upon vesting of the RSUs may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you RSUs or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

17.    ELECTRONIC DELIVERY AND ACCEPTANCE

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic systems established and maintained by the Company or a third-party designated by the Company.

18.    INSIDER TRADING/MARKET ABUSE LAWS

You acknowledge that, depending on your country of residence, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell shares of Common Stock or rights to shares of Common Stock (e.g., RSUs) under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you should speak to your personal advisor on this matter.

19.    LANGUAGE

If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

20.    COMPLIANCE WITH LAWS AND REGULATIONS

Notwithstanding any other provisions of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, you understand that the Company will not be obligated to issue any shares of Common Stock pursuant to the vesting of the RSUs, if the issuance of such Common Stock shall constitute a violation by you or the Company of any provision of law or regulation of any governmental authority. Further, you agree that the Company shall have unilateral authority to amend the Plan and the Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of shares. Any determination by the Company in this regard shall be final, binding and conclusive.

21.    ENTIRE AGREEMENT AND NO ORAL MODIFICATION OR WAIVER

This Agreement contains the entire understanding of the parties, provided that, if you are subject to the Mutual Arbitration Agreement, then the Mutual Arbitration Agreement is hereby incorporated into and made a part of this Agreement. Subject to Sections 20, 22 and 24, and the provisions of the Addendum, this Agreement shall not be modified or amended except in writing duly signed by the parties, except that the Company may adopt a modification or amendment to the Agreement that is not materially adverse to you in writing signed only by the Company. Any waiver of any right or failure to perform under this Agreement shall be in writing signed by the party granting the waiver and shall not be deemed a waiver of any subsequent failure to perform.

22.    ADDENDUM

Your RSUs shall be subject to any special provisions set forth in the Addendum to this Agreement for your country, if any. If you relocate to one of the countries included in the Addendum, the special provisions for such country shall apply to you, without your consent, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. The Addendum, if any, constitutes part of this Agreement.

23.    FOREIGN ASSET/ACCOUNT REPORTING REQUIREMENTS AND EXCHANGE CONTROLS

Your country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect your ability to acquire or hold shares of Common Stock under the Plan or cash received from participating in the Plan (including from any dividends paid on shares of Common Stock sale proceeds resulting from the sale of shares of Common Stock acquired under the Plan) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations, and you should consult your personal legal advisor for any details.

24.    IMPOSITION OF OTHER REQUIREMENTS

The Company reserves the right to impose other requirements on your participation in the Plan, on the RSUs and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

For the Company
Bristol-Myers Squibb Company

By

I have read this Agreement in its entirety. I understand that this Award has been granted to provide a means for me to acquire and/or expand an ownership position in Bristol-Myers Squibb Company. I acknowledge and agree that sales of shares will be subject to the Company's policies regulating trading by employees. In accepting this Award, I hereby agree that Fidelity, or such other vendor as the Company may choose to administer the Plan, may provide the Company with any and all account information for the administration of this Award.

I hereby agree to all the terms, restrictions and conditions set forth in the Agreement, including, but not limited to, post-employment obligations related to non-competition and non-solicitation.

Addendum

BRISTOL-MYERS SQUIBB COMPANY
SPECIAL PROVISIONS FOR RSUs IN CERTAIN COUNTRIES

Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement. This Addendum includes special country-specific terms that apply if you are residing and/or working in one of the countries listed below. This Addendum is part of the Agreement.
This Addendum also includes information of which you should be aware with respect to your participation in the Plan. For example, certain individual exchange control reporting requirements may apply upon vesting of the RSUs and/or sale of Common Stock. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2016 and is provided for informational purposes. Such laws are often complex and change frequently, and results may be different based on the particular facts and circumstances. As a result, the Company strongly recommends that you do not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time your RSUs vest or are settled, or you sell shares of Common Stock acquired under the Plan.
In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
Finally, if you are a citizen or resident of a country other than the one in which you currently are residing and/or working, transfer employment after the RSUs are granted to you, or are considered a resident of another country for local law purposes, the information contained herein for the country you are residing and/or working in at the time of grant may not be applicable to you, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to you. If you transfer residency and/or employment to another country or are considered a resident of another country listed in the Addendum after the RSUs are granted to you, the terms and/or information contained for that new country (rather than the original grant country) may be applicable to you.
All Countries
Retirement. The following provision supplements Section 2 of the Agreement:
Notwithstanding the foregoing, if the Company receives a legal opinion that there has been a legal judgment and/or legal development in your jurisdiction that likely would result in the favorable treatment that applies to the RSUs when you attain age 65 or in the event of your Retirement being deemed unlawful and/or discriminatory, the provisions of Section 2 regarding the treatment of the RSUs when you attain age 65 or in the event of your Retirement shall not be applicable to you.
Algeria
Exchange Control Information. Proceeds from the settlement of RSUs, the sale of Common Stock and the receipt of any dividends must be repatriated to Algeria.
Argentina
Labor Law Policy and Acknowledgement. This provision supplements Section 7 of the Agreement:
By accepting the RSUs, you acknowledge and agree that the grant of RSUs is made by the Company (not the Employer) in its sole discretion and that the value of the RSUs or any shares of Common Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, but not limited to, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
If, notwithstanding the foregoing, any benefits under the Plan are considered salary or wages for any purpose under Argentine labor law, you acknowledge and agree that such benefits shall not accrue more frequently than on each vesting date.
Securities Law Information. Neither the RSUs nor the underlying shares of Common Stock are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Information. You must comply with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with your Award.
Foreign Asset/Account Reporting Information. Argentinian residents must report any shares of Common Stock acquired under the Plan and held by the resident as of December 31st of each year to the Argentine tax authorities on their annual tax return for that year.

Australia
Compliance with Laws. Notwithstanding anything else in the Agreement, you will not be entitled to, and shall not claim, any benefit under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.
Austria
Exchange Control Information. If you hold shares of Common Stock under the Plan outside of Austria (even if you hold them outside of Austria at a branch of an Austrian bank), you may be required to submit a report to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the Common Stock as of any given quarter meets or exceeds €30,000,000; and (ii) on an annual basis if the value of the Common Stock as of December 31 meets or exceeds €5,000,000. The deadline to file the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline to file the annual report is January 31 of the following year.
When shares of Common Stock are sold, there may be exchange control obligations if the cash proceeds from the sale are held outside Austria. If the transaction volume of all your cash accounts abroad meets or exceeds €10,000,000, the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month. If the transaction value of all cash accounts abroad is less than €10,000,000, no ongoing reporting requirements apply.
Belgium
Foreign Asset/Account Reporting Information. If you are a Belgian resident, you are required to report any security or bank account (including brokerage accounts) you maintain outside of Belgium on your annual tax return. In a separate report, you will be required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). The forms to complete this report are available on the website of the National Bank of Belgium.
Brazil
Labor Law Policy and Acknowledgement. This provision supplements Section 7 of the Agreement:
By accepting the RSUs, you acknowledge and agree that (i) you are making an investment decision, (ii) shares of Common Stock will be issued to you only if the vesting conditions are met and you meet the employment conditions during the Restricted Period and (iii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease in value over the Restricted Period.
Compliance with Laws. By accepting the RSUs, you agree that you will comply with Brazilian law when you vest in the RSUs and sell shares of Common Stock. You also agree to report and pay any and all taxes associated with the vesting of the RSUs, the sale of the shares of Common Stock acquired pursuant to the Plan and the receipt of any dividends.
Foreign Asset/Account Reporting. You must prepare and submit a declaration of assets and rights held outside of Brazil to the Central Bank on an annual basis if you hold assets or rights valued at more than US$100,000. Quarterly reporting is required if such amount exceeds US$100,000,000. The assets and rights that must be reported include shares of Common Stock.
Tax on Financial Transaction (IOF). Repatriation of funds (e.g., sale proceeds) into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is your responsibility to comply with any applicable Tax on Financial Transactions arising from your participation in the Plan.

Bulgaria
Foreign Asset/Account Reporting Information. If you make any payments to or receive any payments from abroad related to the Plan and the respective amount exceeds BGN 100,000, you should fill in and submit to the respective local bank a specific statistical form regarding the source of the income prior to the ordering of the payment or within thirty (30) days of receipt of a notice by the bank that the amount is in your bank account.
The Participant may also be required to report annually to the Bulgarian National Bank, as of March 31 of each year, details of the Participant’s receivables in bank accounts held abroad as well as the Participant’s securities held abroad if the aggregate value of such receivables and securities is equal to or exceeds BGN 50,000 as of December 31 of the previous calendar year.
Canada
Settlement of RSUs. Notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, RSUs will be settled in shares of Common Stock only, not cash.
Securities Law Information. You acknowledge and agree that you will sell shares of Common Stock acquired through participation in the Plan only outside of Canada through the facilities of a stock exchange on which the Common Stock is listed. Currently, the shares of Common Stock are listed on the New York Stock Exchange.
Termination of Employment. This provision replaces the second paragraph of Section 2(h)(v) of the Agreement:
In the event of your termination of employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), unless otherwise provided in this Agreement or the Plan, your right to vest in the RSUs, if any, will terminate effective as of the date that is the earlier of (1) the date upon which your employment with the Company or any of its subsidiaries is terminated; (2) the date you are no longer actively employed by or providing services to the Company or any of its subsidiaries; or (3) the date you receive written notice of termination of employment, regardless of any notice period or period of pay in lieu of such notice required under applicable laws (including, but not limited to statutory law, regulatory law and/or common law); the Company shall have the exclusive discretion to determine when you are no longer employed or actively providing services for purposes of the RSUs (including whether you may still be considered employed or actively providing services while on a leave of absence).
Foreign Asset/Account Reporting Information. You may be required to report your foreign property on Form T1135 (Foreign Income Verification Statement) if the total cost of your foreign property exceeds C$100,000 at any time in the year. Foreign property includes cash held outside of Canada and shares of Common Stock acquired under the Plan, and it may include unvested RSUs. The Form T1135 must be filed by April 30 of the following year. When shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares of Common Stock. The ACB would ordinarily equal the fair market value of the shares of Common Stock at the time of acquisition, but if you own other shares of Common Stock of the same company, this ACB may have to be averaged with the ACB of the other shares of Common Stock. You should consult with your personal tax advisor to determine your reporting requirements.
The following provisions apply if you are resident in Quebec:
Language Acknowledgment
The parties acknowledge that it is their express wish that this Agreement, including this Addendum, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be provided to them in English.
Consentement relatif à la langue utilisée. Les parties reconnaissent avoir expressément souhaité que la convention («Agreement») ainsi que cette Annexe, ainsi que tous les documents, avis et procédures judiciares, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy. This provision supplements Section 16 of the Agreement:
You hereby authorize the Company, the Employer and their representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company and its subsidiaries to disclose and discuss the Plan with their advisors. You further authorize the Company and its subsidiaries to record such information and to keep such information in your employee file.

Chile
Securities Law Information. The offer of the RSUs constitutes a private offering in Chile effective as of the Award Date. The offer of RSUs is made subject to general ruling n° 336 of the Chilean Superintendence of Securities and Insurance (“SVS”).  The offer refers to securities not registered at the securities registry or at the foreign securities registry of the SVS, and, therefore, such securities are not subject to oversight of the SVS.  Given the RSUs are not registered in Chile, the Company is not required to provide information about the RSUs or shares of Common Stock in Chile. Unless the RSUs and/or the shares of Common Stock are registered with the SVS, a public offering of such securities cannot be made in Chile.
Esta oferta de Unidades de Acciones Restringidas (“RSU”) constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión. Esta oferta de RSU se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Superintendencia de Valores y Seguros de Chile (“SVS”).  Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse los RSU de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de los RSU or sus Acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.
Exchange Control Information. You are responsible for complying with foreign exchange requirements in Chile. You should consult with your personal legal advisor regarding any applicable exchange control obligations prior to vesting in the RSUs or receiving proceeds from the sale of shares of Common Stock acquired at vesting or cash dividends.
You are not required to repatriate funds obtained from the sale of shares of Common Stock or the receipt of any dividends. However, if you decide to repatriate such funds, you must do so through the Formal Exchange Market if the amount of funds exceeds US$10,000. In such case, you must report the payment to a commercial bank or registered foreign exchange office receiving the funds. If your aggregate investments held outside of Chile exceed US$5,000,000 (including shares of Common Stock and any cash proceeds obtained under the Plan) in the relevant calendar year, you must report the investments quarterly to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report. Please note that exchange control regulations in Chile are subject to change.
Foreign Asset/Account Reporting Information. The Chilean Internal Revenue Service (“CIRS”) requires all taxpayers to provide information annually regarding: (i) the taxes paid abroad which they will use as a credit against Chilean income taxes, and (ii) the results of foreign investments. These annual reporting obligations must be complied with by submitting a sworn statement setting forth this information before March 15 of each year. The forms to be used to submit the sworn statement are Tax Form 1853 “Annual Sworn Statement Regarding Credits for Taxes Paid Abroad” and Tax Form 1851 “Annual Sworn Statement Regarding Investments Held Abroad.” If you are not a Chilean citizen and have been a resident in Chile for less than three (3) years, you are exempt from the requirement to file Tax Form 1853. These statements must be submitted electronically through the CIRS website: www.sii.cl.

Investments abroad also must be registered with the CIRS for you to be entitled to a foreign tax credit for any tax withheld on dividends abroad, if applicable, and such registration also provides evidence of the acquisition price of the shares of Common Stock (which will be zero) which you will need when the shares of Common Stock are sold. You should consult with your personal legal advisor regarding how to register with the CIRS.
China
The following provisions apply if you are subject to the exchange control regulations in China, as determined by the Company in its sole discretion:
Sales of Shares of Common Stock. To comply with exchange control regulations in China, you agree that the Company is authorized to force the sale of shares of Common Stock to be issued to you upon vesting and settlement of the RSUs at any time (including immediately upon vesting or after termination of your employment, as described below), and you expressly authorize the Company’s designated broker to complete the sale of such shares of Common Stock. You agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the shares of Common Stock and shall otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sales occur. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price.

Upon the sale of the shares of Common Stock, the Company agrees to pay the cash proceeds from the sale of Common Stock (less any applicable Tax-Related Items, brokerage fees or commissions) to you in accordance with applicable exchange control laws and regulations, including, but not limited to, the restrictions set forth in this Addendum for China below under “Exchange Control Information.” Due to fluctuations in the Common Stock price and/or applicable exchange rates between the vesting date and (if later) the date on which the shares of Common Stock are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the shares of Common Stock on the vesting date (which typically is the amount relevant to determining your Tax-Related Items liability). You understand and agree that the Company is not responsible for the amount of any loss you may incur and that the Company assumes no liability for any fluctuations in the Common Stock price and/or any applicable exchange rate.
Treatment of Shares of Common Stock and RSUs Upon Termination of Employment. Due to exchange control regulations in China, you understand and agree that any shares of Common Stock acquired under the Plan and held by you in your brokerage account must be sold no later than the last business day of the month following the month of your termination of employment, or within such other period as determined by the Company or required by the China State Administration of Foreign Exchange (“SAFE”) (the “Mandatory Sale Date”). This includes any portion of shares of Common Stock that vest upon your termination of employment. For example, if your termination of employment occurs on March 14, 2016, then the Mandatory Sale Date will be April 30, 2016. You understand that any shares of Common Stock held by you that have not been sold by the Mandatory Sale Date will automatically be sold by the Company’s designated broker at the Company’s direction (on your behalf pursuant to this authorization without further consent), as described under "Sales of Shares of Common Stock" above.
If all or a portion of your RSUs become distributable upon your termination of employment or at some time following your termination of employment, that portion will vest and become distributable immediately upon termination of your employment. Any shares of Common Stock distributed to you according to this paragraph must be sold by the Mandatory Sale Date or will be sold by the Company’s designated broker at the Company’s direction (on your behalf pursuant to this authorization without further consent), as described under "Sales of Shares of Common Stock" above. You will not continue to vest in RSUs or be entitled to any portion of RSUs after your termination of employment.

Exchange Control Information. You understand and agree that, to facilitate compliance with exchange control requirements, you are required to hold any shares of Common Stock to be issued to you upon vesting and settlement of the RSUs in the account that has been established for you with the Company's designated broker and you acknowledge that you are prohibited from transferring any such shares of Common Stock to another brokerage account. In addition, you are required to immediately repatriate to China the cash proceeds from the sale of the shares of Common Stock issued upon vesting and settlement of the RSUs and any dividends paid on such shares of Common Stock. You further understand that such repatriation of the cash proceeds will be effectuated through a special exchange control account established by the Company or its subsidiaries, and you hereby consent and agree that the proceeds may be transferred to such special account prior to being delivered to you. The Company may deliver the proceeds to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, you understand that you will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are converted to local currency, there may be delays in delivering the proceeds to you and due to fluctuations in the Common Stock trading price and/or the U.S. dollar/PRC exchange rate between the sale/payment date and (if later) when the proceeds can be converted into local currency, the proceeds that you receive may be more or less than the market value of the Common Stock on the sale/payment date (which is the amount relevant to determining your tax liability). You agree to bear the risk of any currency fluctuation between the sale/payment date and the date of conversion of the proceeds into local currency.
You further agree to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China.
Foreign Asset/Account Reporting Information. PRC residents are required to report to SAFE details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions.  Under these rules, you may be subject to reporting obligations for the Common Stock or equity awards, including RSUs, acquired under the Plan and Plan-related transactions. It is your responsibility to comply with this reporting obligation and you should consult your personal advisor in this regard.
Colombia
Labor Law Policy and Acknowledgement. By accepting your Award of RSUs, you acknowledge that pursuant to Article 128 of the Colombia Labor Code, the Plan and related benefits do not constitute a component of “salary” for any purposes.
Exchange Control Information. Investments in assets located outside of Colombia (including Common Stock) are subject to registration with the Central Bank (Banco de la República) if the aggregate value of such investments is US$500,000 or more (as of December 31 of the applicable calendar year). Further, upon the sale of any Common Stock that you have registered with the Central Bank, you must cancel the registration by March 31 of the following year. You may be subject to fines if you fail to cancel such registration.

Securities Law Information. The shares of Common Stock are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the shares of Common Stock may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.
Czech Republic
Exchange Control Information. The Czech National Bank may require you to fulfill certain notification duties in relation to the RSUs and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, you should consult your personal legal advisor prior to the vesting of the RSUs and the sale of shares of Common Stock to ensure compliance with current regulations. It is your responsibility to comply with any applicable Czech exchange control laws.
Denmark
Stock Option Act. You acknowledge that you have received an Employer Statement in Danish. Notwithstanding any provisions in the Agreement to the contrary, if you are determined to be an “Employee,” as defined in section 2 of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships (the “Stock Option Act”), the treatment of the RSUs upon termination of employment shall be governed by the Stock Option Act. However, if the provisions in the Agreement or the Plan governing the treatment of the RSUs upon termination of employment are more favorable, the provisions of the Agreement or the Plan will govern.
Foreign Asset/Account Reporting Information. If you establish an account holding shares of Common Stock or an account holding cash outside Denmark, you must report the account to the Danish Tax Administration. The form may be obtained from a local bank. Please note that these obligations are separate from and in addition to the obligations described below.
Securities/Tax Reporting Information. If you hold shares of Common Stock acquired under the Plan in a brokerage account with a broker or bank outside Denmark, you are required to inform the Danish Tax Administration about the account. For this purpose, you must file a Form V (Erklaering V) with the Danish Tax Administration. Both you and the broker or bank must sign the Form V. By signing the Form V, the broker or bank undertakes an obligation, without further request each year and not later than February 1 of the year following the calendar year to which the information relates, to forward information to the Danish Tax Administration concerning the shares of Common Stock in the account. In the event that the applicable broker or bank with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, you acknowledge that you are solely responsible for providing certain details regarding the foreign brokerage or bank account and any shares of Common Stock acquired at vesting and held in such account to the Danish Tax Administration as part of your annual income tax return. By signing the Form V, you authorize the Danish Tax Administration to examine the account. A sample of the Form V can be found at the following website: www.skat.dk.
In addition, if you open a brokerage account (or a deposit account with a U.S. bank), the brokerage account likely will be treated as a deposit account because cash can be held in the account. Therefore, you likely must file a Form K (Erklaering K) with the Danish Tax Administration. The Form K must be signed both by you and by the applicable broker or bank where the account is held. By signing the Form K, the broker/bank undertakes an obligation, without further request each year and not later than February 1 of the year following the calendar year to which the information relates, to forward information to the Danish Tax Administration concerning the content of the account. In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, you acknowledge that you are solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of your annual income tax return. By signing the Form K, you authorize the Danish Tax Administration to examine the account. A sample of the Form K can be found at the following website: www.skat.dk.
Egypt
Exchange Control Information. If you transfer funds into Egypt in connection with the RSUs, you are required to transfer the funds through a registered bank in Egypt.
Estonia
There are no country-specific provisions.
Finland
There are no country-specific provisions.

France
Language Acknowledgement
En signant et renvoyant le présent document décrivant les termes et conditions de votre attribution, vous confirmez ainsi avoir lu et compris les documents relatifs á cette attribution (le Plan et ce Contrat d’Attribution) qui vous ont été communiqués en langue anglaise.
By accepting your RSUs, you confirm having read and understood the documents relating to this grant (the Plan and this Agreement) which were provided to you in English.
Foreign Asset/Account Reporting Information. If you hold shares of Common Stock outside of France or maintain a foreign bank account (including accounts that were opened and closed during the tax year), you are required to report such to the French tax authorities when filing your annual tax return.  Failure to comply could trigger significant penalties. Further, if you have a foreign account balance exceeding €1,000,000, you may have additional monthly reporting obligations.
Germany
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported to the German Federal Bank. From September 2013, the German Federal Bank no longer accepts reports in paper form and all reports must be filed electronically. The electronic “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) can be accessed on the German Federal Bank’s website: www.bundesbank.de.
In the event that you make or receive a payment in excess of this amount, you are responsible for complying with applicable reporting requirements.
Greece
There are no country-specific provisions.
Hong Kong
Securities Law Information. Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of the Agreement, including this Addendum, or the Plan, or any other incidental communication materials, you should obtain independent professional advice. The RSUs and any shares of Common Stock issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its subsidiaries. The Agreement, including this Addendum, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong,. The RSUs are intended only for the personal use of each eligible employee of the Employer, the Company or any subsidiary and may not be distributed to any other person.
Settlement of RSUs and Sale of Common Stock. Notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, RSUs will be settled in shares of Common Stock only, not cash. In addition, notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, no shares of Common Stock acquired under the Plan can be offered to the public or otherwise disposed of prior to six months from the Award Date. Any shares of Common Stock received at vesting are accepted as a personal investment.
Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).
Hungary
There are no country-specific provisions.
India
Exchange Control Information. You must repatriate all proceeds received from the sale of shares to India within 90 days of receipt and all proceeds from the receipt of cash dividends with 180 days of receipt. You must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Company or the Employer requests proof of repatriation. It is your responsibility to comply with applicable exchange control laws in India.

Foreign Asset/Account Reporting Information. You are required to declare in your annual tax return (a) any foreign assets held by you or (b) any foreign bank accounts for which you have signing authority. Increased penalties for failing to report these foreign assets/accounts have been introduced. You are responsible for complying with this reporting obligation and are advised to confer with your personal legal advisor in this regard.
Ireland
Acknowledgement of Nature of Plan and RSUs.  This provision supplements Section 7 of the Agreement:

In accepting this Agreement, you understand and agree that the benefits received under the Plan will not be taken into account for any redundancy or unfair dismissal claim.
Israel
Settlement of RSUs and Sale of Common Stock. Upon the vesting of the RSUs, you agree to the immediate sale of any shares of Common Stock to be issued to you upon vesting and settlement of the RSUs. You further agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such shares of Common Stock (on your behalf pursuant to this authorization) and you expressly authorize the Company’s designated broker to complete the sale of such shares of Common Stock. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, the Company agrees to pay the cash proceeds from the sale of the Common Stock to you, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. Due to fluctuations in the Common Stock price and/or applicable exchange rates between the vesting date and (if later) the date on which the shares of Common Stock are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the shares of Common Stock on the vesting date (which typically is the amount relevant to determining your Tax-Related Items liability). You understand and agree that the Company is not responsible for the amount of any loss you may incur and that the Company assumes no liability for any fluctuations in the Common Stock price and/or any applicable exchange rate.
Italy
Data Privacy Notice. This section replaces Section 16 of the Agreement:
You understand that the Company and the Employer are the privacy representatives of the Company in Italy and may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company or any subsidiaries, details of all RSUs or any other entitlement to Common Stock awarded, canceled, vested, unvested or outstanding in your favor, and that the Company and the Employer will process said data and other data lawfully received from third parties (“Personal Data”) for the exclusive purpose of managing and administering the Plan and complying with applicable laws, regulations and Community legislation. You also understand that providing the Company with Personal Data is mandatory for compliance with laws and is necessary for the performance of the Plan and that your denial to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. You understand that Personal Data will not be publicized, but it may be accessible by the Employer as the privacy representative of the Company and within the Employer’s organization by its internal and external personnel in charge of processing, and by Fidelity or any other data processor appointed by the Company. The updated list of processors and of the subjects to which Data are communicated will remain available upon request from the Employer. Furthermore, Personal Data may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. You understand that Personal Data may also be transferred to the independent registered public accounting firm engaged by the Company, and also to the legitimate addressees under applicable laws. You further understand that the Company and its subsidiaries will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and that the Company and its subsidiaries may each further transfer Personal Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer of Personal Data to Fidelity or other third party with whom you may elect to deposit any shares of Common Stock acquired under the Plan or any proceeds from the sale of such Common Stock. Such recipients may receive, possess, use, retain and transfer Personal Data in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan. You understand that these recipients may be acting as controllers, processors or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in or outside the European Economic Area, such as in the United States or elsewhere, in countries that do not provide an adequate level of data protection as intended under Italian privacy law.
Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Personal Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

You understand that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of Personal Data abroad, including outside of the European Economic Area, as specified herein and pursuant to applicable laws and regulations, does not require your consent thereto as the processing is necessary to performance of law and contractual obligations related to implementation, administration and management of the Plan. You understand that, pursuant to section 7 of the Legislative Decree no. 196/2003, you have the right at any moment to, including, but not limited to, obtain confirmation that Personal Data exists or not, access, verify its contents, origin and accuracy, delete, update, integrate, correct, block or stop, for legitimate reason, the Personal Data processing. To exercise privacy rights, you should contact the Employer. Furthermore, you are aware that Personal Data will not be used for direct marketing purposes. In addition, Personal Data provided can be reviewed and questions or complaints can be addressed by contacting your human resources department.
Plan Document Acknowledgment. By accepting the RSUs, you acknowledge that you have received a copy of the Plan, reviewed the Plan, the Agreement and this Addendum in their entirety and fully understand and accept all provisions of the Plan, the Agreement and this Addendum.
In addition, you further acknowledge that you have read and specifically and expressly approve without limitation the following clauses in the Agreement: Section 4 (Responsibility for Taxes); Section 7 (Acknowledgement of Nature of Plan and RSUs); Section 8 (No Advice Regarding Grant); Section 9 (Right to Continued Employment); Section 11 (Deemed Acceptance); Section 13 (Severability and Validity); Section 14 (Governing Law, Jurisdiction and Venue); Section 16 (Data Privacy, as replaced by the above provision in this Addendum); Section 17 (Electronic Delivery and Acceptance); Section 18 (Insider Trading/Market Abuse Laws); Section 19 (Language); Section 20 (Compliance with Laws and Regulations); Section 21 (Entire Agreement and No Oral Modification or Waiver); Section 22 (Addendum); Section 23 (Foreign Asset/Account Reporting Requirements and Exchange Controls); and Section 24 (Imposition of Other Requirements).
Foreign Asset/Account Reporting Information. If you are an Italian resident who, at any time during the fiscal year, holds foreign financial assets (including cash and shares of Common Stock) which may generate income taxable in Italy, you are required to report these assets on your annual tax return for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations also apply if you are the beneficial owner of foreign financial assets under Italian money laundering provisions.
Tax Information. Italian residents may be subject to tax on the value of financial assets held outside of Italy. The taxable amount will be the fair market value of the financial assets, assessed at the end of the calendar year. For the purposes of the market value assessment, the documentation issued by the Plan broker may be used. If you are subject to this foreign financial assets tax, you will need to report the value of your financial assets held abroad in your annual tax return. You are advised to consult your personal legal advisor for additional information about the foreign financial assets tax.
Japan
Foreign Asset/Account Reporting Information. If you are a resident of Japan or a foreign national who has established permanent residency in Japan, you will be required to report details of any assets (including any shares of Common Stock acquired under the Plan) held outside of Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th of the following year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether you will be required to report details of any outstanding RSUs or shares of Common Stock held by you in the report.
Korea
Exchange Control Information. Korean residents who realize US$500,000 or more from the sale of shares of Common Stock or receipt of dividends in a single transaction are required to repatriate the proceeds to Korea within three years of receipt.
Foreign Asset/Account Reporting Information. You will be required to declare all foreign accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authorities and file a report if the monthly balance of such accounts exceeds a certain limit (currently KRW 1 billion or an equivalent amount in foreign currency). You should consult with your personal tax advisor on how to value foreign accounts for purposes of this reporting requirement and whether you are required to file a report with respect to such account.

Kuwait
Securities Law Notification. This Plan does not constitute the marketing or offering of securities in Kuwait pursuant to Law No. 7 of 2010 (establishing the Capital Markets Authority) and its implementing regulations.  Offerings under the Plan are being made only to eligible employees of your Employer or the Company or any other subsidiary or affiliate of the Company.
Luxembourg
There are no country-specific provisions.
Mexico
Labor Law Policy and Acknowledgment. By accepting this Award, you expressly recognize that the Company, with offices at 345 Park Avenue, New York, New York 10154, U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of shares does not constitute an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your sole employer is Bristol-Myers Squibb Company in Mexico (“BMS-Mexico”), not the Company in the United States. Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and your employer, BMS-Mexico, and do not form part of the employment conditions and/or benefits provided by BMS-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation at any time without any liability to you.
Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, its subsidiaries, affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
Política Laboral y Reconocimiento/Aceptación. Aceptando este Premio, el participante reconoce que la Compañía, with offices at 345 Park Avenue, New York, New York 10154, U.S.A., es el único responsable de la administración del Plan y que la participación del Participante en el mismo y la adquisicion de acciones no constituye de ninguna manera una relación laboral entre el Participante y la Compañía, toda vez que la participación del participante en el Plan deriva únicamente de una relación comercial con la Compañía, reconociendo expresamente que el único empleador del participante lo es Bristol-Myers Squibb Company en Mexico (“BMS-Mexico”), no es la Compañía en los Estados Unidos. Derivado de lo anterior, el participante expresamente reconoce que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre el participante y su empleador, BMS`-México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por BMS-México, y expresamente el participante reconoce que cualquier modificación el Plan o la terminación del mismo de manera alguna podrá ser interpretada como una modificación de los condiciones de trabajo del participante.
Asimismo, el participante entiende que su participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía, por lo tanto, la Compañía. Se reserva el derecho absoluto para modificar y/o terminar la participación del participante en cualquier momento, sin ninguna responsabilidad para el participante.
Finalmente, el participante manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía, por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia el participante otorga un amplio y total finiquito a la Compañía, sus entidades relacionadas, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.
Netherlands
Securities Law Information. Attention! This investment falls outside AFM supervision. No prospectus required for this activity.
Norway
There are no country-specific provisions.

Oman
Securities Law Notification. This Plan does not constitute the marketing or offering of securities in Oman and consequently has not been registered or approved by the Central Bank of Oman, the Omani Ministry of Commerce and Industry, the Omani Capital Market Authority or any other authority in the Sultanate of Oman. Offerings under the Plan are being made only to eligible employees of your Employer or the Company or any other subsidiary, affiliate or joint venture of the Company.
Peru
Securities Law Information. The grant of RSUs is considered a private offering in Peru; therefore, it is not subject to registration.
Labor Law Acknowledgement. The following provision supplements Section 7 of the Agreement:
In accepting the Award of RSUs pursuant to this Agreement, you acknowledge that the RSUs are being granted ex gratia to you with the purpose of rewarding you.
Poland
Foreign Asset/Account Reporting Information. Polish residents holding foreign securities (including shares of Common Stock) and maintaining accounts abroad must report information to the National Bank of Poland. Specifically, if the aggregate value of shares and cash held in such foreign accounts exceeds PLN 7 million, Polish residents must file reports on the transactions and balances of the accounts on a quarterly basis on special forms that are available on the website of the National Bank of Poland.
Exchange Control Information. Polish residents are required to transfer funds (i.e., in connection with the sale of shares of Common Stock) through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently €15,000). If you are a Polish resident, you must also retain all documents connected with any foreign exchange transactions you engage in for a period of five years, as measured from the end of the year in which such transaction occurred.
You should consult with your personal legal advisor to determine what you must do to fulfill any applicable reporting/exchange control duties.
Portugal
Language Consent. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua. Você expressamente declara ter pleno conhecimento do idioma inglês e ter lido, entendido e totalmente aceito e concordou com os termos e condições estabelecidas no plano e no acordo.
Puerto Rico
There are no country-specific provisions.
Romania
Exchange Control Information. Any transfer of funds exceeding €15,000 (whether via one transaction or several transactions that appear to be linked to each other) must be reported to the National Office for Prevention and Control of Money Laundering on specific forms by the relevant bank or financial institution. If you deposit the proceeds from the sale of your shares of Common Stock in a bank account in Romania, you may have to provide the Romanian bank through which the operations are effected with appropriate documentation regarding the receipt of the income. You should consult with a personal legal advisor to determine whether you will be required to submit such documentation to the Romanian bank.

Russia
Exchange Control Information. You acknowledge that you must repatriate the proceeds from the sale of shares of Common Stock within a reasonably short time of receipt. Such amounts must be initially credited to you through a foreign currency account opened in your name at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; and (iii) you must give notice to the Russian tax authorities about the opening/closing of each foreign account within one month of the account opening/closing. Cash dividends (but not dividend equivalents) and cash income received from the transfer of funds and/or shares of Common Stock into the fiduciary/trust management of a non-resident do not need to be remitted to your bank account in Russia but instead can be remitted directly to a foreign individual bank account (in Organisation for Economic Cooperation and Development (“OECD”) and Financial Action Task Force (“FATF”) countries). As from January 1, 2018, cash proceeds from the sale of shares of Common Stock listed on the Russian stock exchange or a foreign exchange on the legally approved list, currently including the New York Stock Exchange, also can be paid directly to your foreign bank account opened with a bank located in an OECD or FATF country.

You should consult your personal advisor before selling any shares of Common Stock acquired under the Plan and remitting any sale proceeds to Russia, as significant penalties may apply in the case of non-compliance with exchange control requirement and exchange control requirements are subject to change at any time, often without notice.

Foreign Asset/Account Reporting Information. Russian residents are required to notify the Russian tax authorities within one month of opening or closing a foreign bank account, or of changing any account details. Effective as of January 1, 2015, Russian residents also will be required to file annually with the Russian tax authorities reports of the transactions in his or her foreign bank accounts. According to draft regulations implementing this law, the first annual report on an approved form for the reporting year 2015 should be due on or before June 1, 2016. The tax authorities can require any supporting documents related to transactions in your foreign bank account.

Securities Law Information. These materials do not constitute advertising or an offering of securities in Russia nor do they constitute placement of the shares of Common Stock in Russia. Any shares of Common Stock issued pursuant to the RSUs shall be delivered to you through a brokerage account in the U.S. You may hold shares in your brokerage account in the U.S.; however, in no event will shares issued to you and/or share certificates or other instruments be delivered to you in Russia. The issuance of Common Stock pursuant to the RSUs described herein has not and will not be registered in Russia and hence, the shares of Common Stock described herein may not be admitted or used for offering, placement or public circulation in Russia.
U.S. Transaction. You are not permitted to make any public advertising or announcements regarding the RSUs or Common Stock in Russia, or promote these shares to other Russian legal entities or individuals, and you are not permitted to sell or otherwise dispose of Common Stock directly to other Russian legal entities or individuals. You are permitted to sell shares of Common Stock only on the New York Stock Exchange and only through a U.S. broker.
Data Privacy Consent. This section replaces Section 16 of the Agreement:
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement by and among, as applicable, the Employer, the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company, any subsidiary and/or the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in your favor (“Data”), for the purpose of implementing, administering and managing the Plan.
You understand that Data may be transferred to Fidelity, or such other stock plan service provider as may be selected by the Company in the future, which assists in the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States, or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. In this case, appropriate safeguards will be taken by the Company to ensure that your Data is processed with an adequate level of protection and in compliance with applicable local laws and regulation (especially through contractual clauses like European Model Clauses for European countries). You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting the International Compensation and Benefits Group. You authorize the Company, Fidelity and other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the shares of Common Stock received upon vesting of the RSUs may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.
You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case and without cost, by contacting in writing the International Compensation and Benefits Group. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you RSUs or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact the International Compensation and Benefits Group.
Labor Law Information. You acknowledge that if you continue to hold shares of Common Stock acquired under the Plan after an involuntary termination of your employment, you may not be eligible to receive unemployment benefits in Russia.
Anti-Corruption Information. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, you should inform the Company if you are covered by these laws because you should not hold shares of Common Stock acquired under the Plan.
Saudi Arabia
Securities Law Information. This document may not be distributed in the Kingdom except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority.
The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
Singapore
Restrictions on Sale and Transferability. You hereby agrees that any shares of Common Stock acquired pursuant to the RSUs will not be offered for sale in Singapore prior to the six-month anniversary of the Award Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”).
Securities Law Information. The grant of RSUs is being made in reliance of section 273(1)(f) of the SFA for which it is exempt from the prospectus and registration requirements under the SFA and is not made to you with a view to the RSUs being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Chief Executive Officer and Director Notification Requirement. If you are the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of a Singapore company, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore company in writing when you receive an interest (e.g., RSUs, Common Stock) in the Company or any related companies. In addition, you must notify the Singapore company when you sell shares of the Company or any related company (including when you sell shares of Common Stock acquired pursuant to your RSUs). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of your interests in the Company or any related company within two business days of becoming the CEO or a director.
South Africa
Responsibility for Taxes. The following provision supplements Section 4 (Responsibility for Taxes) of this Agreement:
You are required to immediately notify the Employer of the amount of any gain realized at vesting of the RSUs. If you fail to advise the Employer of such gain, you may be liable for a fine.

Exchange Control Information. You are solely responsible for complying with applicable South African exchange control regulations, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws. In particular, if you are a resident for exchange control purposes, you are required to obtain approval from the South African Reserve Bank for payments (including payment of proceeds from the sale of shares of Common Stock) that you receive into accounts based outside of South Africa (e.g., a U.S. brokerage account). Because the exchange control regulations change frequently and without notice, you should consult your legal advisor prior to the acquisition or sale of shares of Common Stock under the Plan to ensure compliance with current regulations.
Spain
Exchange Control Information. If you acquire shares of Common Stock issued pursuant to the RSUs and wish to import the ownership title of such shares (i.e., share certificates) into Spain, you must declare the importation of such securities to the Spanish Direccion General de Política Comercial y de Inversiones Extranjeras (the “DGPCIE”). Generally, the declaration must be made in January for shares of Common Stock acquired or sold during (or owned as of December 31 of) the prior year; however, if the value of shares acquired or sold exceeds the applicable threshold (currently €1,502,530) (or you hold 10% or more of the share capital of the Company or such other amount that would entitle you to join the Company’s board of directors), the declaration must be filed within one month of the acquisition or sale, as applicable. In addition, you also must file a declaration of ownership of foreign securities with the Directorate of Foreign Transactions each January.
When receiving foreign currency payments derived pursuant to the RSUs (e.g., proceeds from the sale of shares of Common Stock), you must inform the financial institution receiving the payment of the basis upon which such payment is made if the payment exceeds €50,000. Upon request, you will need to provide the institution with the following information: your name, address, and fiscal identification number; the name and corporate domicile of the Company; the amount of the payment; the currency used; the country of origin; the reasons for the payment; and any additional information required.
Foreign Asset/Account Reporting Information. You are required to electronically declare to the Bank of Spain any security accounts (including brokerage accounts held abroad), as well as the security (including shares of Common Stock acquired at vesting of RSUs) held in such accounts and any transactions carried out with non-residents if the value of the transactions for all such accounts during the prior year or the balances in such accounts as of December 31 of the prior year exceeds €1,000,000. If neither the total balances nor total transactions with non-residents during the relevant period exceed €50,000,000 a summarized form declaration may be used. More frequent reporting is required if such transaction value or account balance exceeds €100,000,000.
In addition, to the extent you hold shares of Common Stock and/or have bank accounts outside of Spain with a value in excess of €50,000 (for each type of asset) as of December 31, you will be required to report information on such assets on your tax return for such year. After such shares of Common Stock and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported shares of Common Stock or accounts increases by more than €20,000 as of each subsequent December 31.
Labor Law Acknowledgment. This provision supplements Sections 2(g) and 7 of the Agreement:
By accepting the RSUs, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan document.
You understand and agree that, as a condition of the grant of the RSUs, except as provided for in Section 2 of the Agreement, your termination of employment for any reason (including for the reasons listed below) will automatically result in the forfeiture of any RSUs that have not vested on the date of your termination.
In particular, you understand and agree that, unless otherwise provided in the Agreement, the RSUs will be forfeited without entitlement to the underlying shares of Common Stock or to any amount as indemnification in the event of a termination of your employment prior to vesting by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
Furthermore, you understand that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the Plan to individuals who may be employees of the Company or a subsidiary. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any subsidiary on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, you understand that the RSUs are granted on the assumption and condition that the RSUs and the shares of Common Stock underlying the RSUs shall not become a part of any employment or service contract (either with the Company, the Employer or any subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that the RSUs would not be granted to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any Award of RSUs shall be null and void.
Securities Law Information. The RSUs and the Common Stock described in the Agreement and this Addendum do not qualify under Spanish regulations as securities. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Addendum) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Sweden
There are no country-specific provisions.
Switzerland
Securities Law Information. The RSUs are not intended to be publicly offered in or from Switzerland. Because the offer of RSUs is considered a private offering, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the RSUs constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the RSUs may be publicly distributed nor otherwise made publicly available in Switzerland.
Taiwan
Securities Law Information. The offer of participation in the Plan is available only for employees of the Company and its subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information. You may remit foreign currency (including proceeds from the sale of Common Stock) into or out of Taiwan up to US$5,000,000 per year without special permission. If the transaction amount is TWD500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form to the remitting bank and provide supporting documentation to the satisfaction of the remitting bank.
Thailand
Exchange Control Information. If the proceeds from the sale of shares of Common Stock or the receipt of dividends are equal to or greater than US$50,000 or more in a single transaction, you must repatriate the proceeds to Thailand immediately upon receipt and convert the funds to Thai Baht or deposit the proceeds in a foreign currency deposit account maintained by a bank in Thailand within 360 days of remitting the proceeds to Thailand. In addition you must report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If you fail to comply with these obligations, you may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, you should consult your personal advisor before selling shares of Common Stock to ensure compliance with current regulations. You are responsible for ensuring compliance with all exchange control laws in Thailand, and neither the Company nor any of its subsidiaries will be liable for any fines or penalties resulting from your failure to comply with applicable laws.
Tunisia
Securities Law Information. All proceeds from the sale of shares of Common Stock or the receipt of dividends must be repatriated to Tunisia. You should consult your personal advisor before taking action with respect to remittance of proceeds into Tunisia. You may be required to obtain prior authorization from the Central Bank of Tunisia ("CBT") for the acquisition of shares of Common Stock under the Plan. Because you do not pay anything for the RSUs or the underlying shares of Common Stock, the application of this requirement to the RSUs is unclear. For this reason, you should consult your personal legal advisor prior to vesting and settlement or, at the latest, prior to repatriation of any proceeds back to Tunisia at which time you may also be able to apply for any necessary authorization from the CBT. You are responsible for ensuring compliance with all exchange control laws in Tunisia. In addition, if you hold assets abroad in excess of a certain amount, you must report the assets to the CBT.
Turkey
Securities Law Information. Under Turkish law, you are not permitted to sell shares of Common Stock acquired under the Plan in Turkey. The shares of Common Stock are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “BMY” and the shares of Common Stock may be sold through this exchange.

Exchange Control Information. In certain circumstances, Turkish residents are permitted to sell shares traded on a non-Turkish stock exchange only through a financial intermediary licensed in Turkey and should be reported to the Turkish Capital Markets Board. Therefore, you may be required to appoint a Turkish broker to assist with the sale of the shares of Common Stock acquired under the Plan. You should consult your personal legal advisor before selling any shares of Common Stock acquired under the Plan to confirm the applicability of this requirement.
United Arab Emirates
Securities Law Information. The Plan is only being offered to qualified employees and is in the nature of providing equity incentives to employees of the Company or its subsidiary or affiliate in the UAE. Any documents related to the Plan, including the Plan, Plan prospectus and other grant documents (“Plan Documents”), are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of the Plan Documents, you should consult an authorized financial adviser.

The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any Plan Documents nor taken steps to verify the information set out in them, and thus, are not responsible for such documents.
The securities to which this summary relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.
United Kingdom
Responsibility for Taxes. This provision supplements Section 4 of the Agreement:
You agree that, if you do not pay or the Employer or the Company does not withhold from you the full amount of income tax due in connection with the RSUs within 90 days after the end of the U.K. year in which the taxable event occurs, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), then the amount of income tax that should have been withheld shall constitute a loan owed by you to the Employer, effective or the Due Date. You agree that the loan will bear interest at Her Majesty’s Revenue & Customs’ (“HMRC”) official rate and will be immediately due and repayable by you, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in Section 4 of the Agreement.
Notwithstanding the foregoing, if you are a director or executive officer (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that you are a director or executive officer and the income tax that is due is not collected from or paid by you by the Due Date, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You may be responsible for reporting and paying any income tax due on this additional benefit directly to the HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any employee national insurance contributions due on this additional benefit, which the Company or the Employer may recover from you by any means referred to in Section 4 of the Agreement.
Venezuela
Securities Law Information. The RSUs granted under the Plan and the shares of Common Stock issued under the Plan are offered as a personal, private, exclusive transaction and are not subject to Venezuelan securities regulations.
Exchange Control Information. Exchange control restrictions may limit the ability to remit funds out of Venezuela in order to receive shares of Common Stock upon vesting of the RSUs, or remit funds into Venezuela following the sale of shares of Common Stock acquired upon vesting of the RSUs. The Company reserves the right to restrict settlement of the RSUs or to amend or cancel the RSUs at any time in order to comply with applicable exchange control laws in Venezuela. Any shares of Common Stock acquired under the Plan are intended to be an investment rather than for the resale and conversion of the shares into foreign currency. You are responsible for complying with exchange control laws in Venezuela and neither the Company nor the Employer will be liable for any fines or penalties resulting from your failure to comply with applicable laws. Because exchange control laws and regulations change frequently and without notice, you should consult with your personal legal advisor before accepting the RSUs and before selling any shares of Common Stock acquired upon vesting of the RSUs to ensure compliance with current regulations.